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                                                                    EXHIBIT 11.2

                  COMPUTATION OF PRO FORMA PER SHARE EARNINGS

                      ADVANCED COMMUNICATION SYSTEMS, INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                             SEPTEMBER 30,   SEPTEMBER 30,
                                                                 1997            1996
                                                             -------------   -------------
Basic:
  Basic average shares outstanding.........................      4,306           3,733
  Stock issued to satisfy S corporation distribution in
     excess of preceding twelve months earnings based on
     the initial public offering price per share...........        376             479
                                                                ------          ------
  Total basic average shares outstanding...................      4,682           4,212
                                                                ======          ======
  Pro forma net income.....................................     $  915          $1,162
                                                                ======          ======
  Pro form net income per share - basic....................     $ 0.20          $ 0.28
                                                                ======          ======
Diluted:
  Total basic average shares outstanding...................      4,682           4,212
  Plus dilutive stock options..............................         47              74
                                                                ------          ------
  Total diluted average shares.............................      4,729           4,286
                                                                ======          ======
  Net income per share - diluted...........................     $ 0.19          $ 0.27
                                                                ======          ======
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